Exhibit 10.11
THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 7 REQUIRING THE COMPANY TO INDEMNIFY EACH INDEMNIFIED PERSON FOR CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES SPECIFIED IN SECTION 7, INCLUDING THOSE THAT HAVE RESULTS FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OR STRICT LIABILITY OF SUCH INDEMNIFIED PERSON.
SERVICES AGREEMENT
(Glencoe Capital, LLC)
THIS SERVICES AGREEMENT (this “Agreement”), dated as of May 25, 2005, is made and entered into between FIRST HOME FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and GLENCOE CAPITAL, LLC, an Illinois limited liability company (“Glencoe Capital”).
RECITALS
A. The Company desires to avail itself of the business experience and operating expertise of Glencoe Capital with respect to, among other things, strategic planning, budgeting, cash management, negotiating and procuring financing, investor relations, contract negotiation, procurement, cost controls, employment matters, government relations, economic and investment and acquisition analysis with respect to investments and acquisitions or potential investments and acquisitions and other areas of business operations (the “Services”); and
B. The Company has requested Glencoe Capital to provide, and Glencoe Capital has agreed to provide the Company with Services, subject to the terms and conditions specified in this Agreement.
AGREEMENT
In consideration of the respective covenants and agreements contained herein, the payments provided for herein and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto agree as follows:
1. Retention of Glencoe Capital.
The Company hereby retains Glencoe Capital as a consultant to provide the Services, and Glencoe Capital hereby accepts such retention, upon the terms and conditions set forth in this Agreement.
2. Services.
The Company hereby retains Glencoe to provide the Services as and to the extent reasonably requested by the Company and reasonably agreed by Glencoe. Nothing herein shall be construed to relieve the directors, managers or officers of the Company (or the general partner thereof) or any of its affiliates or subsidiaries from the performance of their respective duties or limit the exercise of their powers. Nothing herein shall give Glencoe Capital the power to take any actions on behalf of the Company or any of its affiliates or subsidiaries that are solely within the authority of the their respective boards of directors, managers or officers. Glencoe shall devote such time as is reasonably necessary to provide such Services; provided, that the Company understands and acknowledges that Glencoe must devote significant time to its other business activities and obligations and the Services shall be performed in a manner that does not adversely impact such activities and obligations.
3. Further Obligations of the Company.
The Company shall in good faith consider all advice and recommendations of Glencoe Capital relating to the subject matter of this Agreement. Notwithstanding the foregoing, neither the Company nor any of its subsidiaries shall have any obligation whatsoever to follow or implement any such advice or recommendations of Glencoe Capital, but such refusal or failure to follow or implement any such advice or recommendation shall not affect the Company’s obligation to timely pay the Annual Fee or any other amounts due pursuant to this Agreement or to otherwise satisfy any other obligation pursuant hereto.
4. Fees.
(a)	In consideration of and in exchange for the Services provided by Glencoe Capital hereunder, the Company shall pay to Glencoe Capital, subject to the provisions of Section 4(b) hereof, an annual fee (the “Annual Fee”) during the term hereof equal to the lesser of (i) $750,000 or (ii) 3% of the EBITDA (as defined below) of the Company and its subsidiaries for the most recent fiscal year. For purposes of this Section 4(a), “EBITDA” shall mean the consolidated earnings of the Company and its subsidiaries for the relevant fiscal year before deductions are made for interest, taxes, depreciation, and amortization. The Annual Fee shall be payable quarterly (on or before the last day of the prior calendar quarter), pro rata in advance, commencing on the date hereof (each, a “Payment Date”).

(b)	In addition to the Annual Fee, upon the consummation of:
(i)	any sale or other disposition of all or a material portion of the assets, business or equity of the Company (or any direct or indirect subsidiary) (a “Disposition”),

(ii)	the acquisition by the Company (or any direct or indirect subsidiary) of the assets, business or equity of any other entity or business (an “Acquisition”),

(iii)	any debt financing of the Company (or any direct or indirect subsidiary),

(iv)	any equity financing of the Company (or any direct or indirect subsidiary), or

(v)	any other significant transaction involving the Company or any of its affiliates for which Glencoe provides services or assistance;

then the Company shall pay to Glencoe Capital in each instance a transaction fee (a “Transaction Fee”) determined as follows:
(1)	In the case of an Acquisition or Disposition, the Transaction Fee shall be 2% of the Enterprise Value of the business that is the subject of the Acquisition or Disposition. “Enterprise Value” shall mean:
(A)	in the case of the Acquisition or Disposition of equity securities, the total consideration paid for such securities (including amounts paid to holders of options, warrants and convertible securities) plus, the outstanding amount of all indebtedness for borrowed money of the applicable entity immediately prior to the consummation of such sale, exchange or purchase (if less than all of the applicable entity’s securities are subject to the transaction, Enterprise Value shall be determined as if all securities had been subject to the transaction at the price reflected in the relevant Acquisition or Disposition);

(B)	in the case of the Acquisition or Disposition of assets, the total consideration paid for such assets, plus the net value of any current assets not sold by the applicable entity, plus the outstanding amount of all indebtedness for borrowed money assumed or repaid by the purchaser.
(2)	In the case of a debt financing, the Transaction Fee shall be 1% of the amount available under the relevant facility;

(3)	In the case of an equity financing, the Transaction Fee shall be 3% of the capital raised;

(4)	In all other cases, the Transaction Fee shall be on market terms to be reasonably agreed by the Company and Glencoe Capital.
To the extent the payment of the Annual Fee or any Transaction Fee pursuant to this Agreement is restricted or prohibited by any covenants or other restriction set forth in any agreement concerning indebtedness for borrowed money of the Company or any of its affiliates or subsidiaries at the time such payment is required to made in accordance herewith, the amount of such Annual Fee or Transaction Fee shall not be paid, but shall accrue for the account of Glencoe Capital and shall be paid, together with interest thereon at the prime rate as published from time to time in The Wall Street Journal plus four percent (4%) through and including the date of payment, as and when such restrictions or prohibitions are no longer applicable.
(c)	In addition to the foregoing, the Company shall reimburse Glencoe Capital on demand for all reasonable out-of-pocket costs and expenses, including but not limited to the fees and disbursements of counsel, accountants or any other consultants or advisors, incurred by Glencoe Capital or any of its affiliates or subsidiaries arising out of or in connection with this Agreement and the provision of Services hereunder.

(d)	Each payment made pursuant to this Section 4 by the Company shall be paid by wire transfer of immediately available federal funds to the account specified by Glencoe Capital in writing prior to such payment. Any amount not paid when due under the terms and provisions of this Agreement shall bear interest at the prime rate of interest per annum until paid in full both before and after demand, default or judgment.
5. Independent Contractor Status; No Fiduciary Relationship.
Glencoe Capital shall perform the Services as an independent contractor to the Company and neither Glencoe Capital nor its affiliates nor any of their respective members, partners, shareholders, officers, directors, employees, fiduciaries, consultants, advisors, agents, attorneys and other representatives (collectively, “Representatives”) shall, by virtue of this Agreement, be considered an employee, agent or other representative of the Company or any of its subsidiaries and will not have by virtue of this Agreement any authority to act for or bind the Company or any of its subsidiaries without the Company’s prior written consent. In all matters relating to this Agreement, each party hereto shall retain control over its employees, and employees of one party shall not be considered employees of the other party. No party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein. The Company hereby acknowledges and agrees that none of Glencoe Capital, its affiliates or their respective Representatives shall be under a fiduciary duty or similar obligation to act for the benefit of the Company or its affiliates or subsidiaries as a result of this Agreement or otherwise.
6. Limitation of Liability.
None of Glencoe Capital, its affiliates or their respective Representatives shall be liable to the Company or any of its subsidiaries, or their respective affiliates or Representatives for any liability, cost, damage, expense or loss arising or allegedly arising out of, in connection with or relating to this Agreement or any act or omission suffered or taken by Glencoe Capital or any of its affiliates or Representatives, or as a result of the reliance by the Company or any affiliate or Representative of the Company on any advice or data provided by Glencoe Capital pursuant to this Agreement, other than as a result of the willful misconduct or fraud of any of Glencoe Capital, its affiliates or their respective Representatives. IN NO EVENT SHALL GLENCOE CAPITAL, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE, EXEMPLARY OR OTHER MULTIPLE OR PENALTY DAMAGES. FURTHERMORE, IN NO EVENT SHALL GLENCOE CAPITAL, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES HAVE LIABILITY IN THE AGGREGATE FOR ALL MATTERS RELATING TO THIS AGREEMENT AND SERVICES FOR THE COMPANY IN EXCESS OF THE AMOUNT OF THE ANNUAL FEE ACTUALLY PAID FOR ONE YEAR.

7. Indemnification.
The Company shall indemnify and hold harmless Glencoe Capital, its affiliates and their respective Representatives (the “Indemnified Parties”) from and against any and all actions, causes of action, suits, liabilities, damages, losses, costs or expenses (including court costs and reasonable attorneys’ fees and disbursements) (collectively, the “Indemnified Liabilities”) which any Indemnified Party may sustain or incur as a result of, arising out of or relating to the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby or the provision of (or failure to provide) the Services, except for any such Indemnified Liability arising on account of the willful misconduct or fraud of any Indemnified Party. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. THE COMPANY HEREBY ACKNOWLEDGES THAT GLENCOE CAPITAL AND THE OTHER INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE, PASSIVE, SOLE, JOINT, OR CONCURRENT ORDINARY NEGLIGENCE OR STRICT LIABILITY OF GLENCOE CAPITAL OR ANY OTHER INDEMNIFIED PARTIES, AND THAT NEITHER GLENCOE NOR ANY OTHER INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY SUCH CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES.
8. Term and Termination.
This Agreement shall commence on the date hereof and shall continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as Glencoe Capital (or any successor or permitted assign thereof, as the case may be) continues to provide Services hereunder; provided, however, that Glencoe Capital may terminate this Agreement upon not less than thirty (30) days written notice to the Company; provided, further, that each of (i) the obligations of the Company under Section 7 hereof, (ii) any and all accrued and unpaid obligations of the Company owed to Glencoe Capital (or any successor or assignee thereof) under Section 4 hereof, and (iii) the provisions of Sections 5, 6, 16 and 17 hereof, shall survive any termination of this Agreement to the maximum extent permitted under applicable law.
9. Amendment.
No amendment or modification of this Agreement or any provision hereof shall be effective unless same shall be in writing and signed by the parties hereto.
10. No Waivers.
Except as otherwise provided in this Agreement, any failure of any of the parties hereto to comply with any obligation set forth in this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or conditions shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No course of dealing on the part of any person nor any delay or omission in exercising any right or remedy hereunder shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.
11. Notices.
All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by registered or certified mail, return receipt requested, with postage prepaid, by a nationally recognized overnight courier, or by facsimile addressed as follows:

If to the Company:	First Home Financial Corporation
222 W. Adams Street, Suite 1000
Chicago, Illinois 60606
Telecopy: (312) 795-0455
Attention: President

If to Glencoe Capital:	Glencoe Capital, LLC
222 W. Adams Street, Suite 1000
Chicago, Illinois 60606
Telecopy: (312) 795-0455
Attention: Portfolio Management
Any party may change its address for Notices hereunder by a Notice given pursuant to this Section 11. A Notice sent in compliance with this Section 11 shall be deemed given on the third business day next succeeding the day on which it is sent if sent by registered or certified mail or on the first business day following the day on which the notice was delivered to an overnight courier or, if notice is given by facsimile, upon facsimile confirmation that such notice was received.
12. Assignment.
Neither of the parties hereto shall have the right to assign this Agreement or any rights or obligations hereunder without consent of the other party, except that Glencoe Capital may assign any or all of its rights and obligations hereunder to any affiliate of Glencoe Capital without the consent of the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
13. Headings.
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.
14. Severability.
Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
15. Entire Agreement.
This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof.
16. GOVERNING LAW; WAIVER OF JURY TRIAL.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY STATE OR FEDERAL COURT SITTING IN COOK COUNTY, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT THERETO. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY OR PARTIES HERETO WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO, THIS AGREEMENT OR ANY PORTION THEREOF, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS FOR NOTICE UNDER SECTION 16 OF THIS AGREEMENT. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE CONSENTS TO JURISDICTION SET FORTH IN THIS SECTION 16 SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE VENUES SPECIFIED ABOVE AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS SECTION 16 AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO.
17. Disclaimer; Freedom to Pursue Opportunities.
Glencoe Capital makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder. In anticipation that the Company (or any of its affiliates or subsidiaries) and Glencoe Capital (or one or more affiliates, associated investment funds or portfolio companies or clients of Glencoe Capital) may engage in the same or similar activities or lines of business and have an interest in the same areas of business opportunities, and in recognition of the benefits to be derived by the Company and its affiliates and subsidiaries from the Services to be provided under this Agreement and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 17 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve Glencoe Capital (or one or more affiliates, associated investment funds or portfolio companies, or clients of Glencoe Capital). Except as Glencoe Capital may otherwise agree in writing after the date hereof and subject to the provisions of applicable law:
(a)	Glencoe Capital (and its affiliates, associated investment funds, portfolio companies and clients) shall have the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly, (A) engage in the same or similar business activities or lines of business as the Company and its affiliates and subsidiaries, including those competing with the Company, and (B) do business with any client or customer of the Company;

(b)	Neither Glencoe Capital nor any officer, director, employee, partner, affiliate or associated investment fund, portfolio company or client thereof shall be liable to the Company or its affiliates for breach of any duty (fiduciary, contractual or otherwise) by reason of any such activities of or of such person’s participation therein; and

(c)	In the event that Glencoe Capital acquires knowledge of a potential transaction or matter that may be a corporate opportunity of the Company or any other person, neither Glencoe Capital nor any officer, director, employee, partner, affiliate or associated investment fund, portfolio company or client thereof shall have any duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, no such person or entity shall be liable to the Company or its affiliates for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that Glencoe Capital (or one or more affiliates, associated investment funds or portfolio companies, or clients of Glencoe Capital) directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.
18. Counterparts.
This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

FIRST HOME FINANCIAL CORPORATION

By:	/s/ Louis J. Manetti
Name:	Louis J. Manetti
Title:	President

GLENCOE CAPITAL, LLC

By: Name:	/s/ G. D. Patterson G. D. Patterson
Title:	Principal